UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2018

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On June 13, 2018, the Board of Directors appointed Wei Peu Zen as a director of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”).  Mr. Zen also is expected to be appointed to serve on each of the standing Committees of the Board.

Mr. Zen is Vice Chairman and Chief Executive Officer of Wai Kee Holdings Limited., a Hong Kong-based construction and infrastructure company whose shares are listed on the Main Board of the Hong Kong Stock Exchange Limited.  He is also the Chairman of Build King Holdings Limited and Co-Chairman of Road King Infrastructure Limited, both of which are subsidiaries of Wai Kee Holdings Limited.  Mr. Zen has over 30 years of experience in civil engineering, and is responsible for the overall management of the Wai Kee Holdings Limited group of companies and oversees the operations of the group’s construction, quarry and concrete divisions.  Mr. Zen holds a B.Sc. degree in Engineering from The University of Hong Kong and a M.B.A. degree from The Chinese University of Hong Kong and is a member of both the Institution of Civil Engineers and fellow member of the Hong Kong Institution of Engineers and the Institute of Quarrying, UK respectively.  He is a past Honorary Treasurer of Hong Kong Construction Association and a member of HKTDC Infrastructure Development Advisory Committee. He is also the President of Hong Kong Contract Bridge Association.

Mr. Zen will receive the compensation payable to our non-employee directors and Board Committee members as described under the caption “Executive Compensation - Current Director Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2017.  It is expected that Mr. Zen also will enter into our standard form of indemnification agreement for directors and executive officers.  As with other directors, he will serve as a director until his successor is elected or until he resigns.

Mr. Zen was appointed to the Board in accordance with the terms of our convertible promissory note dated November 6, 2017 that entitles Mr. Zen to a seat on our Board of Directors if the aggregate investment in our convertible promissory notes by him and his friends and family reached $20 million or more, which occurred earlier this year.

There are no family relationships between Mr. Zen and any of our other directors, executive officers, or persons nominated or chosen to become a director or executive officer.  Mr. Zen is not a party to any current or proposed transaction for which disclosure is required under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:June 18, 2018	EMMAUS LIFE SCIENCES, INC.

By:/s/ WILLIS C. LEE
Name:Willis C. Lee
Title:Chief Operating Officer

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